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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Ribi Immunochem Research, Inc. 1986 Stock Option Plan, the Ribi Immunochem Research, Inc. 1996 Director Option Plan and the Ribi Immunochem Research, Inc. 1996 Stock Option Plan, of Corixa Corporation of: (i) our report dated February 22, 1999 with respect to the financial statements of Anergen, Inc. included in Current Report on Form 8-K of Corixa Corporation dated August 9, 1999; and (ii) our report dated February 6, 1998 except for the second paragraph of Note 1, as to which the date is December 21, 1998 with respect to the financial statements of Anergen, Inc. included in Current Report on Form 8-K of Corixa Corporation dated February 12, 1999, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Seattle, Washington
October, 21, 1999